Exhibit 99.7

FORM OF

NOTICE OF GUARANTEED DELIVERY

FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS ISSUED BY

ON TRACK INNOVATIONS, LTD.

This form, or one substantially equivalent hereto, must be used to exercise non-transferrable subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated         , 2021 (the “Prospectus”), of On Track Innovations, Ltd., an Israeli company (“OTI”), if a holder of the Subscription Rights cannot deliver the statement evidencing the Subscription Rights (the “Subscription Rights Statement”) to Broadridge Corporate Issuer Solutions, the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m. Eastern Time on         , 2021, unless such time is extended by OTI as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the sections titled “The Rights Offering—Methods of Exercising Subscription Rights” and “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Payment in full of the Subscription Price of $0.174 per whole share for each ordinary share subscribed for upon exercise of such Subscription Rights, including pursuant to the over-subscription privilege (the “Over-Subscription Privilege”), must be made in full in U.S. currency by cashier’s check drawn against a U.S. bank or by wire transfer, and payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for On Track Innovations Ltd.” as specified in the Prospectus, at or prior to 5:00 p.m. Eastern Time on the Expiration Date, even if the Subscription Rights Statement evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Statement evidencing such Subscription Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Guaranteed Delivery Procedures” and “The Rights Offering—Payment Method” in the Prospectus. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By Overnight Courier:

Broadridge, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

By USPS:

Broadridge, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0718

If you have other questions or need assistance, please contact Broadridge Corporate Issuer Solutions at (888) 789-8409 (toll free) or (720) 414-6898 (international).

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of the Subscription Rights Statement representing Subscription Rights issued by On Track Innovations, Ltd. and that such Subscription Rights Statement cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Right and the Over-Subscription Privilege, as described in the Prospectus:

			Per Share
	No. of Shares		Subscription Price	Payment
Basic Subscription Right		x	$0.174	$
Over-Subscription Privilege		x	$0.174	$
			Total Payment Required	$

The undersigned understands that payment of the Subscription Price of $0.174 per whole ordinary share for each ordinary share subscribed pursuant to the Basic Subscription Right and the Over-Subscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, is being made by delivering a (check appropriate box):

☐	cashier’s check, drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for On Track Innovations Ltd.”; or

☐	wire transfer of immediately available funds directly to the account maintained by Broadridge, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at U.S. Bank, , Credit: , Account # , for further credit to On Track Innovations, Ltd., and name of Subscription Rights holder.

Signature(s):

Name(s):

Address:

Telephone:

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GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Date: _____________________________________________________

__________________________________________________________________

(Address)

__________________________________________________________________

(Name of Firm)

__________________________________________________________________

(Area Code and Telephone Number)

__________________________________________________________________

(Authorized Signature)

The Institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Statement to the subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

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